Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of Mercurity Fintech Holding Inc. (the “Company”) of our report dated April 25, 2023, with respect to the consolidated financial statements of the Company for the year ended December 31, 2020 and 2021, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2022.

Shanghai Perfect C.P.A. Partnership

Shanghai, China
November 13, 2023